                                                                   Exhibit 10.17

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                           PURCHASE AND SALE AGREEMENT


                          Dated as of December 18, 2001


                                  By and Among

                               LAND O'LAKES, INC.,
                       LAND O'LAKES FARMLAND FEED LLC AND
                               PURINA MILLS, LLC,
                                 AS ORIGINATORS,

                         LAND O'LAKES FARMLAND FEED LLC,
                              AS INITIAL SERVICER,

                                       AND

                           LOL FARMLAND FEED SPV, LLC,
                              AS THE SPV PURCHASER






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
                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I: AMOUNTS AND TERMS OF THE PURCHASES.................................................................2
         Section 1.1   Agreement to Purchase and Sell.........................................................2
         Section 1.2   Timing of Purchases and Contributions..................................................3
         Section 1.3   No Recourse............................................................................4
         Section 1.4   True Sales.............................................................................5
         Section 1.5   Consideration for Purchases............................................................5

ARTICLE II: CALCULATION OF PURCHASE PRICE.....................................................................6
         Section 2.1   Calculation of Purchase Price..........................................................6

ARTICLE III: PAYMENT OF PURCHASE PRICE........................................................................8
         Section 3.1   The Initial Purchase Price Payment.....................................................8
         Section 3.2   Purchase Price Payments; SPV Purchaser Notes...........................................9
         Section 3.3   Deemed Collections, Etc................................................................10
         Section 3.4   Payments and Computations, Etc.........................................................11

ARTICLE IV: CONDITIONS TO PURCHASES...........................................................................11
         Section 4.1   Conditions Precedent to Initial Purchase...............................................11
         Section 4.2   Conditions Precedent to All Purchases..................................................14
         Section 4.3   Certification as to Representations and Warranties.....................................14
         Section 4.4   Effect of Payment of Purchase Price....................................................14

ARTICLE V: REPRESENTATIONS AND WARRANTIES.....................................................................15
         Section 5.1   Representations and Warranties.........................................................15

ARTICLE VI: COVENANTS.........................................................................................19
         Section 6.1   Affirmative Covenants..................................................................19
         Section 6.2   Negative Covenants.....................................................................23
         Section 6.3   Separate Existence.....................................................................24

ARTICLE VII: INDEMNIFICATION..................................................................................27
         Section 7.1   Indemnities by the Originators.........................................................27
         Section 7.2   Contribution...........................................................................30
         Section 7.3   After-Tax Basis........................................................................30

ARTICLE VIII: ADMINISTRATION AND COLLECTIONS; ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE POOL
RECEIVABLES...................................................................................................30
         Section 8.1   Servicing of Pool Receivables and Related Rights.......................................30
         Section 8.2   Rights of the Initial Purchaser; Enforcement Rights....................................31

         Section 8.3   Responsibilities of the Originators....................................................32
         Section 8.4   Further Action Evidencing Purchases....................................................33

ARTICLE IX: MISCELLANEOUS.....................................................................................34
         Section 9.1   Amendments, Etc........................................................................34
         Section 9.2   Notices, Etc...........................................................................34
         Section 9.3   Acknowledgment and Consent.............................................................34
         Section 9.4   Binding Effect; Assignability..........................................................35
         Section 9.5   Costs, Expenses and Taxes..............................................................36
         Section 9.6   No Proceedings; Limitation on Payments.................................................36
         Section 9.7   GOVERNING LAW AND JURISDICTION.........................................................37
         Section 9.8   Execution in Counterparts..............................................................37
         Section 9.9   Survival of Termination................................................................37
         Section 9.10  WAIVER OF JURY TRIAL...................................................................37
         Section 9.11  Entire Agreement.......................................................................38
         Section 9.12  Headings...............................................................................38
         Section 9.13  Subordination of Obligations of SPV Purchaser..........................................38
         Section 9.14  CoBank and Affiliates..................................................................41
         Section 9.15  Confidentiality of Program Information.................................................41

DEFINITIONS.............................................................................................1

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                                     -iii-


                                    APPENDIX

Appendix A (P&S)       Definitions


                                    SCHEDULES

Schedule 6.2           Lockbox Banks and Lockbox Accounts
Schedule 9.2           Legal Names and Addresses


                                    EXHIBITS

Exhibit A              Form of Purchase Report
Exhibit B              Form of SPV Purchaser Note
Exhibit C              Corporate Separateness Assumptions, Statements and
                       Representations

                           PURCHASE AND SALE AGREEMENT

                          Dated as of December 18, 2001

                                    PREAMBLE

         PURCHASE AND SALE AGREEMENT, dated as of December 18, 2001 (this "Agreement"), by and between LAND O'LAKES, INC., a Minnesota cooperative corporation ("LOL"), LAND O'LAKES FARMLAND FEED LLC, a Delaware limited liability company ("Feed"), and PURINA MILLS, LLC, a Delaware limited liability company ("Purina"), as originators (each an "Originator" and collectively, the "Originators") Feed, as initial Servicer, and LOL Farmland Feed SPV, LLC, a Delaware limited liability company, as purchaser (the "SPV Purchaser"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in, and the interpretative rules that apply are contained in, Appendix A (P&S) attached hereto.


                                    RECITALS

         1. The SPV Purchaser is a limited purpose bankruptcy-remote Delaware limited liability company, all of the issued and outstanding membership interests of which are wholly-owned by Feed.

         2. The SPV Purchaser has been formed for the sole purpose of purchasing (and otherwise receiving) and selling the Receivables and Related Rights originated by the Originators and engaging in related and incidental transactions and purposes in the ordinary course of their businesses, and sold by the Originators or contributed by Feed to the SPV Purchaser pursuant to this Agreement.

         3. Each of the Originators (other than Feed) wishes to sell, and Feed wishes to sell and/or contribute, all of the Receivables and Related Rights that it now owns, and from time to time hereafter will own or that it will from time to time hereafter originate in the ordinary course of their respective businesses, to the SPV Purchaser, and the SPV Purchaser is willing, on the terms and subject to the conditions contained in this Agreement, to purchase or acquire all such Receivables and Related Rights from the Originators.

         4. The SPV Purchaser has entered into the Receivables Purchase Agreement, pursuant to which, among other things, the SPV Purchaser may sell to the Administrator, for the benefit of the Purchasers (collectively, the "Purchaser"), undivided interests in the Receivables and Related Rights.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                  ARTICLE I: AMOUNTS AND TERMS OF THE PURCHASES

         SECTION 1.1 Agreement to Purchase and Sell.

                  (a) On the terms and conditions hereinafter set forth, and in consideration of the payment of the Purchase Price, to the extent not contributed pursuant to Section 1.1(b), each of the Originators agrees to sell to the SPV Purchaser, and the SPV Purchaser agrees to purchase from such Originator, at the times set forth in Section 1.2, but prior to the Sale Termination Date, all of such Originator's right, title, and interest in, to and under:

                  (i) each Receivable (other than Initial Contributed Receivables) of such Originator that existed and was owing to such Originator as of the close of such Originator's business on the Initial Cut-Off Date;

                  (ii) each Receivable originated by such Originator in the ordinary course of its business from the close of such Originator's business on the Initial Cut-Off Date, to and including the Sale Termination Date;

                  (iii) all rights to, but not the obligations under, all related Contracts and all Related Rights and Related Security with respect to all Receivables described in paragraphs (i) and (ii) above;

                  (iv) all monies due or to become due with respect to the foregoing;

                  (v) all books and records related to any of the foregoing;

                  (vi) all amounts on deposit in any lockbox account maintained by such Originator to the extent constituting or representing items described in paragraph (vii) below;

                  (vii) all Collections in respect of, and other proceeds (as defined in the UCC) of, Receivables of such Originator or any other of the foregoing received on or after the Initial Cut-Off Date, including, without limitation, all funds which either are received by such Originator, the SPV Purchaser or the Servicer or any Sub-Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments, if any, that such Originator or the Servicer or any Sub-Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon).

All purchases and capital contributions hereunder shall be made without recourse (except as otherwise provided in Section 1.3), but shall be made pursuant to and in reliance upon the representations, warranties and covenants of the Originators contained herein and of the Originators set forth in each of the other Transaction Documents. The proceeds and rights and related security described in subsections (iii) through (vii) of this Section 1.1(a) and in the immediately preceding sentence are herein collectively referred to as the "Related Rights".

                  (b) Agreement to Contribute. In consideration of the capital stock of the SPV Purchaser issued to Feed, Feed agrees to contribute, and does hereby contribute to the SPV Purchaser, and the SPV Purchaser agrees to accept, and does hereby accept, from Feed, on the Initial Purchase Date, all of Feed's, right, title and interest in, to and under (i) Receivables, and the Related Rights with respect thereto, existing on the Initial Cut-Off Date, starting with Receivables that do not constitute Eligible Receivables, such that the aggregate Unpaid Balance of all such Receivables shall be as close as possible to, but not less than $1,000,000 (the "Initial Contributed Receivables"), and (ii) from time to time thereafter such Receivables, and the Related Rights with respect thereto, that are indicated in a report given to the SPV Purchaser on the Business Day following the origination thereof as having been contributed by Feed to the capital of the SPV Purchaser (collectively, together with the Initial Contributed Receivables, the "Contributed Receivables"). Feed agrees to contribute, and does hereby contribute to the SPV Purchaser effective as of the time set forth in Section 1.2, and the SPV Purchaser does hereby accept from Feed, all of the Originators' right, title and interest in, to and under the Initial Contributed Receivables and all other Contributed Receivables contributed to the SPV Purchaser from time to time.

         SECTION 1.2 Timing of Purchases and Contributions.

                  (a) Initial Purchase Date Purchase; No Liens or Claims on Receivables or Related Rights. On the Initial Purchase Date under the Receivables Purchase Agreement, each of the Originators shall sell to the SPV Purchaser, and the SPV Purchaser shall purchase, pursuant to Section 1.1, such Originator's entire right, title and interest in, to and under (i) each Receivable (other than Receivables designated on the Purchase Report as Initial Contributed Receivables) that existed and was owing to such Originator as of the close of such Originator's business on the Initial Cut-Off Date, and (ii) all Related Rights with respect thereto. Each Originator agrees, acknowledges, confirms and covenants that the Receivables purchased by the SPV Purchaser hereunder on the Initial Purchase Date from such Originator shall be owned by the SPV Purchaser, free and clear of any Lien or claim of such Originator or any other party or Person, except any Lien arising hereunder or under the Receivables Purchase Agreement.

                  (b) Regular Purchases and Contributions. After the Initial Purchase Date and continuing until the Sale Termination Date, each Receivable described in Section 1.1(a)(ii) hereof, and all the Related Rights with respect thereto, created or originated by each Originator shall be sold, or in the case of Contributed Receivables only, contributed, by such Originator to the SPV Purchaser (without any further act or action) immediately upon such Originator's origination thereof (except as provided below). All such Receivables, other than Contributed Receivables, shall be sold to the SPV Purchaser on such date of creation or, in the case of Receivables generated from the Initial Cut-Off Date through the Initial Purchase Date, as of the day immediately following the Initial Purchase Date, and all such Receivables which constitute Contributed Receivables shall be contributed by Feed to the SPV Purchaser on such date. Each Originator agrees, acknowledges, confirms and covenants that the Receivables purchased by, or, in the case of Feed only, contributed to, the SPV Purchaser hereunder after the Initial Purchase Date shall be owned by the SPV Purchaser, free and clear of any Lien or claim of such Originator or any other party or Person, except any Lien arising hereunder or under the Receivables Purchase Agreement. Notwithstanding the preceding provisions, if on any day prior to the Termination Date, Reinvestments with respect to Collections shall not be permitted pursuant to the Receivables Purchase Agreement, each Originator may elect not to sell or contribute to the SPV Purchaser its respective Receivables on such day.

         SECTION 1.3 No Recourse. The purchase and sale and contribution of Receivables and Related Rights under this Agreement shall be without recourse to the related Originator with respect to the collectibility of any Receivable; provided that each Originator shall be liable to the SPV Purchaser for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of this Agreement in connection with such Receivable, it being understood that no Originator shall have any liability on account of the failure of the Obligor to make any payment in respect of a Receivable for reasons not related to such breaches of representations, warranties, covenants and indemnities.

         SECTION 1.4 True Sales.

                  (a) Each of the SPV Purchaser and each Originator intends the transactions hereunder to constitute absolute and irrevocable true sales (or in the case of Contributed Receivables, conveyances in the form of capital contributions) of Receivables and the Related Rights by such Originator to the SPV Purchaser providing the SPV Purchaser with the full risks and benefits of ownership thereof, and no party hereto intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from or through the SPV Purchaser to any Originator. In connection therewith, the SPV Purchaser and each Originator agrees to treat the transfers of the Receivables as sales of the Receivables by such Originator and purchases of the Receivables by the SPV Purchaser (or, in the case of Contributed Receivables, as capital contributions) for all purposes under GAAP.

                  (b) In case the conveyance of Receivables and Related Rights by any Originator hereunder is at any time characterized by a court or other Governmental Authority as a loan rather than a sale or contribution, each of the Originators does hereby grant to the SPV Purchaser, effective as of the date hereof, a security interest in any and all of such Originator's right, title and interest in, to and under all of the Receivables and Related Rights originated by such Originator, whether now or hereafter owned, existing or arising. Such security interest shall secure all of such Originator's obligations (monetary or otherwise) under this Agreement, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, including, without limitation, loans to the Originators in the amount of the Purchase Price. The SPV Purchaser shall have, with respect to the property described in this Section 1.4(b), and in addition to all the other rights and remedies available to the SPV Purchaser under this Agreement, the other Transaction Documents and applicable law, all the rights and remedies of a secured party under the UCC, and this Agreement shall constitute a security agreement under Applicable Law.

         SECTION 1.5 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the SPV Purchaser agrees to make all Purchase Price payments to the Originators in accordance with Article III.


                    ARTICLE II: CALCULATION OF PURCHASE PRICE

         SECTION 2.1 Calculation of Purchase Price.

         (a) On each Reporting Date (commencing with the first Reporting Date following the Initial Purchase Date), the Servicer shall deliver to the SPV Purchaser, the Administrator and the Originators a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the SPV Purchaser's purchases of Receivables from the respective Originators

                  (i) that arose on or prior to the Initial Cut-Off Date (in the case of the first Purchase Report to be delivered hereunder), or

                  (ii) that arose during the Settlement Period immediately preceding such Reporting Date (in the case of each successive Purchase Report).

The Originators agree that they will promptly provide all necessary information to the Servicer to enable the Servicer to develop and deliver each Purchase Report in a timely manner.

         (b) Each Purchase Report shall designate (i) the Originator that originated each such Receivable and (ii) by Originator, the amount of such Receivables that were Eligible Receivables on the date of origination (or, in the case of Receivables transferred or contributed on the Initial Purchase Date, on the Initial Purchase Date), and (iii) in the case of Feed only, the Receivables, if any, which are Contributed Receivables (or, on the Initial Purchase Date, Initial Contributed Receivables).

         (c) The "Purchase Price" (to be paid proportionately to each Originator in accordance with the terms of Article III) for the Receivables and the Related Rights shall be determined in accordance with the following formula:

         PP       =        AUB - (AUB X FMVD)

         where:

         PP                =        Purchase  Price (to be paid to each
                                    Originator in accordance with the terms of
                                    Article III) as calculated on the relevant
                                    Business Day;

         AUB               =        either (i) for purposes of calculating the
                                    Purchase Price on the Initial Purchase Date, the aggregate Unpaid Balance of all Receivables that existed and were owing to the respective Originators as measured as at the Initial Cut-Off Date less, in the case of Feed only, an amount equal to the sum of the aggregate Unpaid Balance of all Initial
                                    Contributed Receivables, or (ii) for
                                    purposes of calculating the Purchase Price for Receivables on each Business Day thereafter, the aggregate Unpaid Balance of the Receivables described in Section
                                    1.1(a)(ii) hereof that were generated by the related Originator on the immediately preceding Business Day, less, in the case of Feed only, an amount equal to the sum of the aggregate Unpaid Balance of all Receivables designated as Contributed Receivables, if any, indicated on the related Purchase
                                    Report; and

         FMVD              =        "Fair Market Value Discount Factor" on the
                                    determination date, which is the sum of the Loss Discount and the Cost

                                    Discount, in each case as calculated on the most recent Reporting Date as set forth in the definitions below.

         "Cost Discount" as measured on the Initial Purchase Date or any Reporting Date means a percentage determined in accordance with the following formula:

         CD       =        (TD/360) x CR

         where:
         -----
         CD       =        the Cost Discount as measured on such date;

         TD       =        the Days Sales Outstanding, as set forth in the most
                           recent Purchase Report; and

         CR       =        the Cost Rate as measured on such Reporting Date.

         "Cost Rate" as measured on the Initial Purchase Date or any Reporting Date means a per annum percentage rate equal to the sum of (i) LIBOR for the Initial Purchase Date or the related Settlement Period, as the case may be, plus
(ii) one hundred seventy-five (175) basis points.

         "Days Sales Outstanding" means, at any date of determination, (i) the Sales as of the end of the second (2nd) preceding month divided by the Collections for the preceding month multiplied by (ii) thirty (30).

         "Loss Discount" as measured on the Initial Purchase Date or any Reporting Date means the ratio, expressed as a percentage, of (i) the losses (i.e. write-offs to the bad debt reserve or other write-offs consistent with the applicable Credit and Collection Policy, in each case, net of recoveries) recognized for all Receivables during the period equal to twelve (12) months ending on the Cut-Off Date immediately preceding the Initial Purchase Date or such Reporting Date, as the case may be, divided by (ii) the Collections on all Receivables received during such period.


                     ARTICLE III: PAYMENT OF PURCHASE PRICE

         SECTION 3.1 The Initial Purchase Price Payment.

                  (a) On or prior to the Initial Purchase Date, the SPV Purchaser shall pay the Purchase Price for the purchases to be made from each of the Originators, with respect to the Receivables of such Originator existing on or prior to the Initial Cut-Off Date (i) in cash in an amount equal to the amount received by the SPV Purchaser from the Purchaser under the Receivables Purchase Agreement as of the Initial Purchase Date in connection with the first Purchase made pursuant to the Receivables Purchase Agreement attributable to such Receivables, and (ii) by the issuance of a subordinated promissory note in the form of Exhibit B to this Agreement payable to the order of such Originator in the initial principal amount equal to the remainder of the Purchase Price then owing to such Originator after subtracting the amount paid in cash (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being called an "SPV Purchaser Note" and, collectively, with the SPV Purchaser Notes issued to the other Originators, the "SPV Purchaser Notes"), which SPV Purchaser Note shall, in accordance with its terms, be subordinated to all interests in Receivables and Related Rights and all obligations of the SPV Purchaser of any nature, whether now or hereafter arising, under or in connection with the Receivables Purchase Agreement.

                  (b) The Servicer shall hold the SPV Purchaser Notes for the benefit of the respective Originators and shall make all appropriate record-keeping entries with respect to the SPV Purchaser Notes or otherwise to reflect payments on and adjustments of the SPV Purchaser Notes. The Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued and unpaid interest on each of the SPV Purchaser Notes at any time. Each of the Originators hereby irrevocably authorizes the Servicer to mark its SPV Purchaser Notes "CANCELED" and to return such SPV Purchaser Notes to the SPV Purchaser upon the full and final payment thereof after the Sale Termination Date.

         SECTION 3.2 Purchase Price Payments; SPV Purchaser Notes.

                  (a) On each Business Day occurring after the Initial Purchase Date until the termination of this Agreement pursuant to Section 9.4, on the terms and subject to the conditions of this Agreement, the SPV Purchaser shall pay to each of the Originators the Purchase Price for the Receivables and Related Rights purchased from such Originator during the immediately preceding Business Day, from monies held by or on behalf of the SPV Purchaser (including, without limitation, any investments made on the preceding Business Day pursuant to clause (iii) below) solely to the extent that such monies do not constitute Collections that are required to be segregated and held by the Servicer or distributed to the Administrator or the Purchasers pursuant to the Receivables Purchase Agreement on the next Settlement Date or required to be paid to the Servicer as the Servicer's Fee on the next Settlement Date, or otherwise necessary to pay current expenses of the SPV Purchaser (in its reasonable discretion) (such available monies, the "Available Funds"), as follows:

                  (i) first, by paying to such Originator the Purchase Price due pursuant to Section 2.1 by depositing into such account as such Originator shall specify immediately available funds equal to the Purchase Price; provided, however, that if Available Funds are insufficient to pay each of the Originators the entire Purchase Price due on such day, the Available Funds shall be allocated among the Originators pro rata based on the Purchase Price owing to each of them on such Business Day;

                  (ii) second, if the Available Funds exceed the Purchase Price for Receivables and Related Rights purchased from the Originators on such Business Day, such excess shall be applied to reduce accrued interest and then to the outstanding principal amount of such Originator's SPV Purchaser Note until each outstanding balance has been reduced to zero; provided, however, that if such excess Available Funds are insufficient to reduce the outstanding balance of each of the Originators' SPV Purchaser Notes to zero, such excess Available Funds shall be allocated among the Originators pro rata based on the outstanding principal balances of their respective SPV Purchaser Notes; and

                  (iii) third, any Available Funds remaining after application thereof pursuant to clauses (i) and (ii) above, shall be invested at the direction of the Servicer on behalf of the SPV Purchaser in investments with maturities not later than the next succeeding Business Day.

         (b) To the extent that any portion of the Purchase Price with respect to all Receivables and Related Rights sold by an Originator to the SPV Purchaser hereunder that arose during the previous Business Day remains unpaid after giving effect to the foregoing clause (a), the principal amount outstanding under the SPV Purchaser Note issued to such Originator automatically shall be increased in an amount equal to such remaining Purchase Price.

         (c) To the extent that (i) the amount due pursuant to Section 2.1 with respect to all Receivables and Related Rights sold by an Originator to the SPV Purchaser hereunder that arose during the corresponding Settlement Period is exceeded by (ii) the amount paid to such Originator during such Settlement Period pursuant to the foregoing sentences for such Receivables, such excess shall be treated as a reduction in the principal amount of the SPV Purchaser
Note issued to such Originator, effective as of the last day of the related Settlement Period.

         SECTION 3.3 Deemed Collections, Etc.

                  (a) If on any day the Unpaid Balance of any Receivable owed by an Obligor is reduced or adjusted as a result of any Dilution, the related Originator shall deliver to the Servicer in same day, immediately available funds an amount equal to the amount of such Dilution, provided, however, that prior to the Sale Termination Date, such amount may be paid by a reduction to the portion of the Purchase Price to be paid in Available Funds to such Originator on the next Business Day (but not by less than the amount of Purchase Price owing), with any shortfall to be paid in cash;

                  (b) if on any day any of the representations or warranties in Sections 5.1(i) and (t) hereof was not true with respect to any Receivable as of the date it was sold hereunder (each such Receivable, an "Ineligible Receivable"), the related Originator shall deliver to the Servicer in same day funds an amount equal to the lesser of the Purchase Price or the Unpaid Balance of such Receivable for application by the Servicer to the same extent as if Collections in respect thereof had actually been received on such date, provided, however, that prior to the Sale Termination Date, such amount may be paid by a reduction to the portion of the Purchase Price to be paid in Available Funds to such Originator on the next Business Day (but not by less than the amount of Purchase Price owing), with any shortfall to be paid in cash;

                  (c) except as provided in paragraph (a) or (b) of this Section 3.3, or as otherwise required by Applicable Law or the relevant Contract or as otherwise specified by such Obligor, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

                  (d) in the event that an Originator has paid (by effecting a Purchase Price reduction or otherwise) to the SPV Purchaser the full Purchase Price or Unpaid Balance (as applicable) of any Receivable pursuant to this
Section 3.3, the SPV Purchaser shall reconvey such Receivable and all Related Rights with respect thereto to such Originator, without recourse, representation or warranty, but free and clear of all Liens created by the SPV Purchaser; such Reconveyed Receivables and all Related Rights shall no longer constitute Pool Receivables or otherwise be subject to the terms of this Agreement (including any obligation to turn over Collections with respect thereto).

         SECTION 3.4 Payments and Computations, Etc.

                  (a) All amounts to be paid or deposited by an Originator or the Servicer hereunder shall be paid or deposited no later than 2:00 P.M. (Denver, Colorado time) on the day when due in same day, immediately available funds. All amounts received after 2:00 P.M. (Denver, Colorado time) will be deemed to have been received on the immediately succeeding Business Day.

                  (b) Each Originator shall, to the extent permitted by law, pay interest on any amount not paid or deposited by such Originator (whether as Servicer, or otherwise) when due hereunder, at the Default Rate, payable on demand, provided, however that such interest shall not at any time exceed the maximum rate permitted by Applicable Law.

                  (c) All computations of interest under Section 3.4(b) and all computations of the Purchase Price, fees, and other amounts hereunder shall be made on the basis of a 360-day year and actual days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.


                       ARTICLE IV: CONDITIONS TO PURCHASES

         SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase of Receivables and Related Rights under this Agreement is subject to the condition precedent that the SPV Purchaser shall have received each of the following (with copies to the Administrator), on or before the date of such purchase, each in form and substance (including the date thereof) reasonably satisfactory to the SPV Purchaser and the Administrator:

                  (a) The Receivables Purchase Agreement shall have been duly executed by the parties thereto, and evidence reasonably satisfactory to the SPV Purchaser shall have been provided that all conditions precedent to the initial purchase of an undivided interest thereunder (other than any condition relating to the effectiveness of the purchase commitment under this Agreement) shall have been met;

                  (b) A certificate of the Secretary of each Originator certifying (i) a copy of the resolutions of its Board of Directors (or equivalent governing authority) approving this Agreement and the other Transaction Documents to be delivered by it in connection herewith and the transactions contemplated hereby; (ii) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it in connection herewith (on which certificate the Administrator and the SPV Purchaser may conclusively rely until such time as the Administrator shall receive from such Originator a revised certificate meeting the requirements of this subsection (b)); (iii) a copy of its by-laws, operating agreement or equivalent organizational document(s); and
(iv) all documents evidencing other necessary action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents to which it is a party;

                  (c) Acknowledgment copies or time-stamped receipt copies, of the proper financing statements (Form UCC-1) filed on or prior to the date of the initial purchase hereunder, naming each Originator, as the debtor and seller, and the SPV Purchaser as the secured party and purchaser and naming the Administrator, for the benefit of the Purchasers under the Receivables Purchase Agreement, as assignee of the SPV Purchaser of the Receivables and the Related Rights of such Originator transferred hereunder, or other similar instruments or documents, as may be necessary or, in Servicer's or the Administrator's reasonable opinion, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the SPV Purchaser's ownership interest in all Receivables and Related Rights in which an ownership interest may be assigned to it thereunder or hereunder;

                  (d) A search report provided in writing to and approved by the Administrator, listing all effective financing statements that name any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (c) above and in such other jurisdictions that the Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Pool Assets, unless executed termination statements and/or partial releases with respect thereto have been delivered to the Administrator), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Administrator showing no evidence of such liens filed against any Originator;

                  (e) A pro forma Purchase Report, prepared in respect of the proposed initial purchase hereunder, assuming an Initial Cut-Off Date of December 7, 2001;

                  (f) An SPV Purchaser Note in favor of each of the Originators, duly executed by the SPV Purchaser;

                  (g) Favorable opinions of (x) Faegre & Benson LLP, special counsel to the Originators, as to true sale, non-substantive consolidation, perfection and other matters and (y) Dawn Juntilla, internal counsel to the Originators as to corporate authority, in form and substance reasonably acceptable to the Administrator and its counsel;

                  (h) A certificate from an officer of each Originator to the effect that such Originator has taken all steps necessary to ensure that there shall be placed on the Receivables books and records of such Originator (including electronic tapes and data processing reports) the following legend (or the substantive equivalent thereof):

         THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD OR CONTRIBUTED TO LOL FARMLAND FEED SPV, LLC, PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF DECEMBER 18, 2001, AS AMENDED FROM TIME TO TIME, BY AND BETWEEN LOL FARMLAND FEED SPV, LLC, LAND O'LAKES, INC., LAND O'LAKES FARMLAND FEED LLC, AND PURINA MILLS, LLC; AN OWNERSHIP AND SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED AND ASSIGNED TO COBANK, ACB, AS ADMINISTRATOR, PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT DATED AS OF DECEMBER 18, 2001, BY AND AMONG LOL FARMLAND FEED SPV, LLC (AS ORIGINATOR), LAND O'LAKES FARMLAND FEED LLC (AS INITIAL SERVICER), COBANK, ACB, AND THE OTHER PURCHASERS FROM TIME TO TIME PARTY THEREOF; AND COBANK, ACB (AS ADMINISTRATOR);

                  (i) Good standing (and foreign qualification, as applicable) certificates for each of the Originators issued by the Secretaries of State of the jurisdictions of their incorporation or formation and the respective principal places of business;

                  (j) Evidence of the payoff of the bridge loan governed by the provisions of the Bridge Loan Credit Agreement and the release of all related security interests and termination of all related UCC financing statements; and

                  (k) Such other agreements, instruments, UCC financing statements, certificates, opinions and other documents as the SPV Purchaser or the Administrator may reasonably request.

         SECTION 4.2 Conditions Precedent to All Purchases. Each purchase under this Agreement is subject to the condition precedent that the agreement of each Originator to sell Receivables and Related Rights, and the agreement of the SPV Purchaser to purchase Receivables and Related Rights, shall not have terminated pursuant to Section 9.4 of this Agreement, and shall be subject further to the conditions precedent that:

                  (a) in the case of each purchase, the Servicer shall have delivered to the SPV Purchaser on or prior to such purchase, a completed Purchase Report with respect to the immediately preceding calendar month, dated within two (2) Business Days prior to such purchase, together with such additional information as may be reasonably requested by the SPV Purchaser or the Administrator; and

                  (b) the representations and warranties contained in (i)
Article V and (ii) the Chase Credit Documents, in accordance with the terms and conditions specified in the Chase Credit Documents therefor (all of which representations and warranties are incorporated herein by reference and made a part hereof) are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date).

         SECTION 4.3 Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price (whether in cash or by an increase in the principal amount outstanding under its SPV Purchaser Note) paid for each purchase of Receivables and Related Rights of such Originator on any day, shall be deemed to have certified that its representations and warranties contained in
Article V and the Chase Credit Documents (to the extent specified in Section 4.2(b) above) are true and correct on and as of such day, with the same effect as though made on and as of such day (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date).

         SECTION 4.4 Effect of Payment of Purchase Price. Upon the payment of the Purchase Price (whether in cash or by an increase in the principal amount outstanding under a SPV Purchaser Note) for any purchase of Receivables and Related Rights, title to such Receivables and Related Rights shall vest in the SPV Purchaser, whether or not the conditions precedent to such purchase were in fact satisfied; provided that the SPV Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by any Originator in fact to satisfy any such condition precedent.


                    ARTICLE V: REPRESENTATIONS AND WARRANTIES

         SECTION 5.1 Representations and Warranties. In order to induce the SPV Purchaser to enter into this Agreement and to make purchases hereunder, each Originator hereby severally represents and warrants as follows:

                  (a) Organization and Good Standing. Such Originator has been duly organized, is validly existing as a limited liability company or corporation, as applicable, in good standing in its state of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to sell and/or contribute the Receivables and Related Rights to be sold and/or contributed pursuant to this Agreement.

                  (b) Due Qualification. Such Originator is duly qualified to do business as a foreign limited liability company or corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, an Originator Material Adverse Effect.

                  (c) Power and Authority; Due Authorization. Such Originator
(i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) sell and assign its Receivables and Related Rights on the terms and conditions herein provided and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and the sale and/or contribution of the Receivables and Related Rights to be sold and/or contributed by it pursuant to the terms and conditions hereof.

                  (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by such Originator when duly executed and delivered will constitute, a legal, valid and binding obligation of such Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which such Originator is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under such Originator's certificate of formation or operating agreement or any Contractual Obligation of such Originator, (ii) result in the creation or imposition of any Lien upon such Originator's properties pursuant to the terms of any such Contractual Obligation, other than this Agreement and the Receivables Purchase Agreement, or (iii) violate any Applicable Law as then in effect.

                  (f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best of such Originator's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which such Originator is a party, (ii) seeking to prevent the sale and assignment of the Receivables and Related Rights, the collectibility of the Receivables or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have an Originator Material Adverse Effect.

                  (g) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Document to which it is a party except for the filing of the UCC financing statements referred to in Article IV, all of which at the time required in Article IV, shall have been duly made and shall be in full force and effect.

                  (h) Securities Exchange Act. No proceeds of any purchase will be used to acquire any equity security of a class which is or is required to be registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (i) Quality of Title; Valid Sale; Etc. Upon its creation and at the time of its sale or, in the case of Feed only, contribution to the SPV Purchaser under this Agreement, it is the legal and beneficial owner of each of the Receivables and the Related Rights originated by it free and clear of any Lien or other claim (including, without limitation, any Lien or other claim in favor of or by such Originator, or any Obligor or any other Person, whether or not asserting any such Lien or claim through or on behalf of such Originator or any Obligor except for the Lien of this Agreement and the Receivables Purchase Agreement); and upon each purchase or contribution the SPV Purchaser shall acquire a valid and enforceable perfected first priority ownership interest in each such Receivable then existing or thereafter arising and in the Related Rights with respect thereto, free and clear of any Lien, except for the Lien of this Agreement and the Receivables Purchase Agreement, enforceable against all creditors of, and purchasers from, such Originator and each of the other Originators. Each Receivable originated by it constitutes an "account" as such term is defined in the UCC. No financing statement or other instrument similar in effect covering any Receivable originated by it or Related Rights with respect thereto is on file in any recording office, except those filed in favor of (i) the SPV Purchaser pursuant to this Agreement, and (ii) the Administrator pursuant to the Receivables Purchase Agreement.

                  (j) Accuracy of Information. Each Purchase Report and each other report, exhibit, financial statement, document, book, record or item of information furnished or to be furnished at any time by or on behalf of it to the SPV Purchaser or the Administrator in connection with this Agreement or any other Transaction Document is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

                  (k) Offices, etc. The jurisdiction of formation or incorporation and the principal place of business and chief executive office for the last five years of such Originator are located at the respective addresses of such Originator referred to in Section 9.2, and the offices at which such Originator keeps all its respective books, records and documents evidencing or relating to Receivables are the jurisdictions and located at the addresses of such Originator referred to in Section 9.2 (or at such other locations, notified to the Administrator in accordance with Section 6.1(e), in jurisdictions where all action required by Section 8.4 has been taken and completed).

                  (l) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (m) Margin Regulations. The use of all funds obtained by such Originator under this Agreement or any other Transaction Document will not conflict with or contravene any of Regulations T or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

                  (n) Maintenance of Books and Records. It has accounted for each transfer of Receivables and Related Rights in its books and financial statements as sales (or capital contributions), consistent with GAAP.

                  (o) Credit and Collection Policies. It has complied, and caused all Sub-Servicers to comply, in all material respects with the applicable Credit and Collection Policy with regard to origination (and servicing, with respect to the initial Receivables) of each Receivable.

                  (p) Solvency. It is not "insolvent," and at the time of (and immediately after) each sale or contribution pursuant to this Agreement it shall not be "insolvent," as such term is defined in Section 101(32)(A) of the United States Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.), as amended.

                  (q) Compliance with Transaction Documents. Feed, as Servicer and in each other capacity contemplated for it under the Transaction Documents, has complied, and caused all Sub-Servicers to comply with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents applicable to it.

                  (r) Legal Name. Such Originator's complete legal name is as set forth on Schedule 9.2, and, except as otherwise noted on Schedule 9.2, such Originator does not use and has not during the last six (6) years used any other legal name, trade name, doing business name or fictitious name.

                  (s) Investment Company Act. It is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

                  (t) Eligible Receivables. Each Receivable sold or, in the case of Feed only, contributed by it to the SPV Purchaser hereunder that is designated as an Eligible Receivable on a Purchase Report shall have in fact been an Eligible Receivable on the date of the sale or contribution thereof under this Agreement.

                  (u) No Purchase Termination Events. No event has occurred and is continuing, or would result from a purchase or contribution, in respect of the Receivables or Related Rights or from the application of proceeds therefrom, which constitutes a Termination Event.

                  (v) Financial Condition. The financial statements delivered to the SPV Purchaser by each of the Originators on or as of the Initial Purchase Date fairly present the consolidated financial condition, business and operations of such Originators and their respective consolidated Subsidiaries as at such date. There is no intercompany debt between the SPV Purchaser and any Originator other than the SPV Purchaser Notes and debts incurred in connection with their respective obligations to each other under this Agreement.

                  (w) Representations and Warranties in Chase Credit Documents. Each of the representations and warranties contained in the Chase Credit Documents as originally in effect on the Initial Purchase Date (all of which representations and warranties, as so in effect, are incorporated herein by reference and made a part hereof as if expressly stated herein) are true and correct in all respects (subject to materiality, as, but only to the extent, provided in the Chase Credit Documents) (except to the extent that any such representation or warranty, by its express terms, relates exclusively to an earlier date or to a one-time event or state of facts no longer existing).

                  (x) Covenants in Chase Credit Documents. Each of the Originators is in full compliance with its respective covenants contained in the Chase Credit Documents as originally in effect on the Initial Purchase Date (subject to materiality, as, but only to the extent, provided in the Chase Credit Documents) (all of which covenants, as so in effect, are incorporated herein by reference and made a part hereof as if expressly stated herein).


                              ARTICLE VI: COVENANTS

         SECTION 6.1 Affirmative Covenants. From the date hereof until termination of this Agreement in accordance with Section 9.4 hereof:

                  (a) Compliance with Laws, Etc. Each Originator will comply in all material respects with all Applicable Laws, including those with respect to the Receivables and the related Contracts, except where noncompliance could not reasonably be expected to have an Originator Material Adverse Effect.

                  (b) Preservation of Legal Existence. Each Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have an Originator Material Adverse Effect.

                  (c) Audits. (i) Each Originator will at any time and from time to time during regular business hours, on at least five (5) Business Days' prior notice, unless a Termination Event shall have occurred and be continuing, permit the Administrator or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Receivables, (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables or its performance hereunder with any of its officers or employees having knowledge of such matters, and (C) to verify with officers and employees of any Originator or Servicer, or directly with Obligors (but only with a representative of the applicable Originator present unless a Termination Event shall have occurred and be continuing), the existence and amount of the Receivables; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrator on at least five (5) Business Days prior notice, unless a Termination Event shall have occurred and be continuing, permit certified public accountants or other auditors acceptable to the Administrator to conduct, at such Originator's expense, a review of its books and records with respect to the Receivables; provided, however that unless a Termination Event has occurred and is continuing, such Originator shall not be obligated to pay for more than one (1) such audit during a rolling 6-month period during the 12-month period following the Initial Purchase Date, or one (1) such audit in any calendar year thereafter.

                  (d) Keeping of Records and Books of Account. Each Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

                  (e) Location of Records; Jurisdiction of Organization. Each Originator will keep its jurisdiction of organization and its principal place of business and chief executive office, and the offices where it keeps its records concerning the Receivables and all related Contracts and all other agreements related to such Receivables (and all original documents relating thereto), at the jurisdiction and its address(es) referred to in Section 9.2 or, upon thirty
(30) days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.4 shall have been taken and completed.

                  (f) Credit and Collection Policies. Each Originator, at its own expense, will timely and fully perform and comply in all material respects with each applicable Credit and Collection Policy in regard to origination of each Receivable and the related Contracts.

                  (g) Collections. On or before the Initial Purchase Date, each Originator will instruct (i) all Obligors to cause all Collections to be sent to a Lockbox that is the subject of a Lockbox Agreement and (ii) each Lockbox Bank to deposit all Collections directly into a Lockbox Account that is the subject of a Lockbox Agreement. In the event that any Originator receives Collections directly from any Obligor, such Originator shall deposit such Collections into a Lockbox Account within two (2) Business Days of receipt thereof.

                  (h) Covenants in Chase Credit Documents. Each Originator shall comply fully with each of the applicable covenants contained in the Chase Credit Documents, as in effect on the Initial Purchase Date (all of which covenants, as so in effect, are incorporated herein by reference and made a part hereof).

                  (i) Reporting Requirements.

                           (i) Quarterly Financial Statements. As soon as
                  available and, in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year, LOL will furnish to the SPV Purchaser and the Administrator copies of the financial statements of LOL and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures) and fairly presenting the consolidated financial position and results of operations of LOL and its Subsidiaries for such month and period, duly certified by the principal financial officer of LOL;

                           (ii) Annual Financial Statements. As soon as
                  available and, in any event within ninety (90) days after the end of each fiscal year, LOL will furnish to the SPV Purchaser and the Administrator copies of the unqualified audited financial statements of LOL and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet of LOL and its Subsidiaries for such year and consolidated and consolidating statements of earnings and cash flows, in each case in conformity with GAAP, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, with all such statements duly certified by independent certified public accountants of recognized standing selected by LOL, together with copies of any and all letters, from such accountants to LOL's Board of Directors or any committee thereof;

                           (iii) Compliance Certificate. Together with each
                  quarterly and annual financial statement delivered in accordance with the preceding paragraphs, LOL will furnish to the SPV Purchaser and the Administrator a certificate as to compliance with the financial covenants referred to in Section 6.1(h), executed by the principal financial officer of LOL;

                           (iv) Material Adverse Effect; Litigation. Each
                  Originator will furnish to the SPV Purchaser and the Administrator, as soon as possible and, in any event within ten (10) Business Days after its actual knowledge thereof, written notice of (i) the occurrence of any event or condition which could reasonably be expected to have a Material Adverse Effect, (ii) without limiting the foregoing clause (i), any litigation, investigation or proceeding which may exist at any time which could be reasonably expected to have a Material Adverse Effect and (iii) any material adverse development in previously disclosed litigation.

                           (v) Chase Credit Documents. To the extent not
                  delivered pursuant to any other provision of this Agreement, LOL will deliver to the SPV Purchaser and the Administrator copies of all financial information and reports delivered to the agent of the lenders under the Chase Credit Documents by or on behalf of LOL pursuant to any such Chase Credit Documents.

                           (vi) Identification of Receivables. As of the
                  purchase date for each Receivable, the records of each Originator and the SPV Purchaser will be clearly and unambiguously marked to show that the Receivables are owned by the SPV Purchaser. The computer records of each of the Originators storing essential information on the

                  Receivables and similar assets of such Originator will be appropriately coded to reflect a sale (or capital contribution) of the Receivables to the SPV Purchaser. In addition, if a third party, including a potential buyer of the Receivables, inquires, each Originator will promptly indicate that the Receivables have been sold to the SPV Purchaser, and no Originator will claim any ownership interest in the Receivables.

                           (vii) Disclosure of the Transaction. The financial
                  statements of the Originators and the SPV Purchaser will disclose the effects of the transactions under this Agreement and the Receivables Purchase Agreement in accordance with GAAP.

                           (viii) Notice to Creditors and Potential Bona Fide
                  Purchasers. Each of the Originators will report on its financial records the transfer of the Receivables made by it as a sale (or in the case of Feed, a sale or capital contribution) under GAAP. Any GAAP financial statements, to the extent prepared on a consolidated basis for an Originator and its consolidated subsidiaries, will be appropriately footnoted or will otherwise disclose that the Receivables have been sold (or contributed) to the SPV Purchaser. For purposes of GAAP, the financial records of the SPV Purchaser will report the transfers as the purchase (or addition to capital) of Receivables from the Originators.

         SECTION 6.2 Negative Covenants. From the Initial Purchase Date until termination of this Agreement in accordance with Section 9.4 hereof:

                  (a) Sales, Liens, Etc. No Originator will, except as otherwise expressly permitted herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivable or any interest therein.

                  (b) Extension or Amendment of Receivables. No Originator, except Feed, as the Servicer, as expressly permitted in Section 8.2(c) of the Receivables Purchase Agreement, will extend, amend, defer or otherwise modify, or permit any Sub-Servicer to extend, amend, defer or otherwise modify, the terms of any Receivable; or amend, modify or waive, or permit any Sub-Servicer to amend, modify or waive, any term or condition of any Contract related to a Receivable.

                  (c) Change in Business or Credit and Collection Policy. No Originator will make any change in the character of its business or in any Credit and Collection Policy, which change could impair the collectibility of any Receivable or otherwise adversely affect the interests or remedies of the Administrator, Purchasers under the Receivables Purchase Agreement or the SPV Purchaser under this Agreement or any other Transaction Document.

                  (d) Change in Payment Instructions to Obligors. No Originator will, add or terminate any bank as a Lockbox Bank or any Lockbox Account from those referenced on Schedule 6.2 or make any change, or permit any Subsidiary to make any change, in its instructions to Obligors regarding payments to be made to the SPV Purchaser or Servicer or payments to be made to any such Lockbox Bank, unless the Administrator shall have either received notice of such addition, termination or change and duly executed copies of Lockbox Agreements with each new Lockbox Bank or with respect to each new Lockbox Account, as the case may be, or given its prior written consent, not to be unreasonably withheld, to such addition, termination or change.

                  (e) Mergers, Acquisitions, Sales, etc. (i) Without the prior written consent of the Required Purchasers under the Receivables Purchase Agreement, each of the Originators will not enter into any merger or consolidation with or acquire all or substantially all of the capital stock or other equity interests or assets of any Person (whether in one transaction or in a series of transactions), except that: (i) any Person (other than the SPV Purchaser or any Originator) may merge with and into any Originator, provided that such Originator is the surviving legal entity; or (ii) LOL or any Originator may merge with or acquire all of the capital stock or other equity interests of or all or substantially all of the assets of any other Person provided that LOL or such Originator is the surviving entity, provided that, in each such case, prior to and immediately after giving effect thereto, no Termination Event or Unmatured Termination Event shall exist.

                  (f) Deposits to Special Accounts. Each of the Originators will not, and will not permit any Subsidiary to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox Account cash or cash proceeds (including without limitation, proceeds or any Reconveyed Receivable or other receivable of any Originator, or any other Person) other than Collections of Pool Receivables.

         SECTION 6.3 Separate Existence. Each of the Originators and the SPV Purchaser hereby acknowledges that the Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the SPV Purchaser's identity as a legal entity separate from each of the Originators. Therefore, from and after the date hereof, each of the Originators shall, take all steps necessary to continue the SPV Purchaser's identity as a separate legal entity and to make it apparent to third Persons that the SPV Purchaser is an entity with assets and liabilities distinct from those of each of the Originators and any other Person, and is not a division of any Originator or any other Person. Without limiting the foregoing, each of the Originators and the SPV Purchaser agrees that:

                  (a) The SPV Purchaser will be a limited purpose limited liability company whose primary activities are restricted in its certificate of formation to purchasing or otherwise acquiring from Originators, owning, holding, granting security interests, or selling interests, in Pool Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities. The SPV Purchaser shall observe all company procedures required by the Certificate of Organization, its limited liability company agreement and the limited liability law of the State of Delaware. All distributions of the SPV Purchaser will be paid and declared in accordance with the law of the State of Delaware;

                  (b) The SPV Purchaser shall not engage in any business or activity, or incur any indebtedness or liability other than as expressly permitted by the Transaction Documents;

                  (c) The business and affairs of the SPV Purchaser are and will be managed by or under the direction of the SPV Purchaser's Board of Managers. The SPV Purchaser at all times will ensure that the Board of Managers duly authorizes all company actions requiring authorization by its Board of Managers. When necessary, the SPV Purchaser will obtain proper authorization from Feed as its sole member for company action. The officers and managers of the SPV Purchaser shall make decisions with respect to the business and daily operations of the SPV Purchaser independent of and not dictated by Feed or any other Originator. In addition, the SPV Purchaser shall ensure that its officers and managers will adhere to all statutes, rules, by-laws or other obligations regarding conflicts of interest and participation in decision-making by officers and managers who may have a conflict of interest with respect to the subject matter of the decision;

                  (d) Not fewer than one (1) member of the SPV Purchaser's Board of Managers shall be an Independent Manager. The certificate of formation of the SPV Purchaser shall provide that (i) the SPV Purchaser's Board of Managers shall not approve, nor take any other action to cause the filing of, a voluntary bankruptcy petition or a merger or dissolution with respect to the SPV Purchaser unless the Independent Manager shall approve the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Manager;

                  (e) The Independent Manager shall not at any time serve as a trustee in bankruptcy for the SPV Purchaser, Feed, any other Originator or any other Affiliate thereof;

                  (f) Any employee, consultant or agent of the SPV Purchaser will be compensated from the SPV Purchaser's funds for services provided to the SPV Purchaser. The SPV Purchaser will not engage any agents other than its attorneys, auditors and other professionals, and a Servicer as contemplated by the RPA for the Receivables Pool, which Servicer will be fully compensated for its services by payment of the Servicer's Fee and a manager, which manager will be fully compensated from the SPV Purchaser's funds;

                  (g) The SPV Purchaser will not incur any material indirect or overhead expenses for items shared with Feed (or any other Originator or Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that the SPV Purchaser (or any other Affiliate thereof) shares items of expenses not reflected in the Servicer's Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Feed shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

                  (h) The SPV Purchaser will pay fair market rent for any office space shared with any Originator and a fair share of any overhead costs. The SPV Purchaser's operating expenses will not be paid by Feed, any other Originator or any Affiliate thereof. The SPV Purchaser shall pay from its own separate assets all material liabilities incurred by it, including the wages and salaries of its officers and all material administrative expenses. The SPV Purchaser will reimburse the applicable Originator for its allocable portions of any shared expenses;

                  (i) The SPV Purchaser will have its own stationery and an address and telephone number separate and distinct from the address and telephone number of any of the Originators. The SPV Purchaser will continue to conduct its business solely in its own name so as not to mislead others as to the identity of the SPV Purchaser. All oral and written communications, including without limitation letters, invoices, purchase orders, contracts, statements and applications, shall be made solely in the name of the SPV Purchaser if related to the SPV Purchaser, or an Originator if related to such Originator, and shall not be made in the name of the SPV Purchaser if related to an Originator or the name of an Originator if related to the SPV Purchaser;

                  (j) The SPV Purchaser maintains and will maintain separate corporate records, documents and books of accounting from those of Feed, any other Originator or any other entity, and keeps and will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its members and the Board of Managers;

                  (k) The SPV Purchaser will maintain separate financial statements from the Originators. All financial statements of LOL, Feed, or any Affiliate thereof that are Consolidated to include the SPV Purchaser will contain appropriate footnotes or will otherwise disclose that (A) the Receivables and Related Rights have been sold (or contributed) to the SPV Purchaser pursuant to this Agreement, and (B) the SPV Purchaser is a separate entity with creditors who have received security interests in the SPV Purchaser's assets;

                  (l) The SPV Purchaser's assets will be maintained in a manner that facilitates their identification and segregation from those of Feed, any other Originator or any other Affiliate thereof;

                  (m) The SPV Purchaser will strictly observe corporate formalities in its dealings with Feed, the other Originators or any Affiliates thereof, and funds or other assets of the SPV Purchaser will not be commingled with those of Feed, any other Originator or any Affiliate thereof. The SPV Purchaser shall not maintain joint bank accounts or other depository accounts to which Feed, any other Originator or any Affiliate thereof (other than Feed in its capacity as Servicer) has independent access;

                  (n) The SPV Purchaser will maintain arms'-length relationships with Feed, each other Originator and any Affiliate thereof. Any Person that renders or otherwise furnishes services to the SPV Purchaser will be compensated by the SPV Purchaser at market rates for such services it renders or otherwise furnishes to the SPV Purchaser. Neither the SPV Purchaser, Feed nor any other Originator will guaranty, assume any obligations of or will hold itself out to be responsible for the debts of or the decisions or actions respecting the daily business and affairs of (i) in the case of the SPV Purchaser, Feed or any other Originator and (ii) in the case of Feed and each other Originator, the SPV Purchaser. The SPV Purchaser, Feed and the others Originators will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and

                  (o) The SPV Purchaser (i) will act solely in its own name and through its duly authorized officers or agents in the conduct of its businesses,
(ii) will take no action which may mislead third parties as to the separate corporate identities and separate assets and liabilities of each Originator and the SPV Purchaser, and (iii) will have and utilize its own invoices and letterhead separate from any Originator. No Originator shall (a) hold itself out as having agreed to pay or become liable for the debts of the SPV Purchaser, (b) operate or purport to operate as an integrated, single economic unit with the SPV Purchaser, or (c) seek or obtain credit from or incur any obligation to any third party based upon the assets of the SPV Purchaser. No Originator shall identify the SPV Purchaser as a division or department of itself or any other Originator.

         Without limiting the foregoing, each of the Originators and the SPV Purchaser agrees to take all actions necessary to ensure that the corporate separateness assumptions, statements and representations set forth in Exhibit C attached hereto are and shall at all times remain true and correct.


                          ARTICLE VII: INDEMNIFICATION

         SECTION 7.1 Indemnities by the Originators . Without limiting any other rights which the SPV Purchaser, each of its permitted assigns, and each of their respective officers, directors, employees and agents (each of the foregoing Persons being individually called a "Sale Indemnified Party") may have hereunder or under Applicable Law, but subject to the provisions of Section 1.3, each Originator hereby severally agrees to indemnify the SPV Purchaser and each Sale Indemnified Party, within thirty (30) days after demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing collectively being called "Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from this Agreement (whether directly or indirectly) as it relates to such Originator or the use of proceeds of purchases or the ownership of any Receivable or Related Rights originated by such Originator, excluding, however, (a) Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the SPV Purchaser or such Sale Indemnified Party or (b) Sale Indemnified Amounts which have the effect of recourse for non-payment of the Receivables due to credit problems of the Obligors. Without limiting the foregoing, each Originator shall indemnify the SPV Purchaser and each Sale Indemnified Party for Sale Indemnified Amounts related to such Originator and arising out of or relating to:

                  (i) the transfer by such Originator of an interest in any Receivable or Related Rights to any Person other than the SPV Purchaser pursuant to this Agreement, or the granting of any security interest or other Lien in any Receivable or Related Rights to any Person other than the SPV Purchaser, the Administrator and/or the Purchasers under the Receivables Purchase Agreement, in each case, under the applicable Transaction Documents;

                  (ii) the failure of any information contained in any Purchase Report or otherwise provided by such Originator to the SPV Purchaser, the Purchasers under the Receivables Purchase Agreement, the Administrator or any other Servicer or Sub-Servicer with respect to Receivables or this Agreement to be true, correct and complete;

                  (iii) the failure of any representation or warranty or statement made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement to have been true, correct and not misleading in any respect when made or deemed made;

                  (iv) the failure by such Originator to comply with any Applicable Law, or the failure of any Receivable or Related Rights to conform to any such Applicable Law;

                  (v) the failure to vest and maintain vested in the SPV Purchaser a valid and enforceable perfected first-priority ownership interest in each Receivable of such Originator at any time existing and the Related Rights with respect thereto, free and clear of any Lien, other than a Lien arising solely as a result of an act of the SPV Purchaser, the Purchasers under the Receivables Purchase Agreement, or the Administrator (in each case, in accordance with the applicable Transaction Documents), whether existing as the time of purchase or contribution of such Receivable or at any time thereafter;

                  (vi) the failure of such Originator to have filed, or any delay by such Originator in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and the Related Rights in respect thereof, whether at the time of any purchase or contribution or at any time thereafter;

                  (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy or payment) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (viii) any failure of such Originator to perform its duties or obligations in accordance with the provisions hereof or under any Transaction Document;

                  (ix) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise or services which are the subject of any Receivable;

                  (x) the commingling of Collections of Pool Receivables at any time with other funds;

                  (xi) any investigation, litigation or proceeding (x) against such Originator or the SPV Purchaser or (y) related to this Agreement or the use of proceeds of purchases or the ownership of any Receivable or Related Rights;

                  (xii) any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax on such Sale Indemnified Party), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables generated by any Originator or any Related Rights connected with any such Receivables; or

                  (xiii) any requirement that all or a portion of the sales, contributions or distributions made to the SPV Purchaser pursuant to this Agreement shall be rescinded or otherwise must be returned to such Originator for any reason other than credit issues relating to any Obligor.

         SECTION 7.2 Contribution. If for any reason the indemnification provided above in Section 7.1 (and subject to the exceptions set forth therein) is unavailable to the SPV Purchaser or a Sale Indemnified Party or is insufficient to hold the SPV Purchaser or a Sale Indemnified Party harmless, then the applicable Originator shall contribute to the maximum amount of Sale Indemnified Amounts payable or paid by the SPV Purchaser or such Sale Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by the SPV Purchaser or such Sale Indemnified Party, on the one hand, and such Originator, on the other hand, but also the relative fault of such Sale Indemnified Party (if any) and such Originator and any other relevant equitable considerations.

         SECTION 7.3 After-Tax Basis. Indemnification hereunder shall be in an amount necessary to make the Sale Indemnified Party whole after taking into account any tax consequences to the Sale Indemnified Party attributable to the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Sale Indemnified Party.


                  ARTICLE VIII: ADMINISTRATION AND COLLECTIONS;
              ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE
                                   RECEIVABLES

         SECTION 8.1 Servicing of Receivables and Related Rights. Consistent with the SPV Purchaser's ownership of the Receivables and the Related Rights, the

SPV Purchaser shall have the sole right to service, administer and collect the Receivables, to assign such right and to delegate such right to others. In consideration of the SPV Purchaser's purchase of the Receivables and the Related Rights, each Originator agrees to cooperate fully with the SPV Purchaser to facilitate the full and proper performance of such duties and obligations for the benefit of the SPV Purchaser, the Purchasers, and the Administrator. To the extent that the SPV Purchaser, individually or through the Servicer, has granted or grants powers of attorney to the Administrator, each Originator hereby grants a corresponding power of attorney on the same terms to the SPV Purchaser. Each Originator hereby acknowledges and agrees that the SPV Purchaser, in all of its capacities, shall assign to the Administrator, for the benefit of the Purchasers and the Administrator such powers of attorney and other rights and interests granted by such Originator to the SPV Purchaser hereunder, and agrees to cooperate fully with the Administrator in the exercise of such rights. The Servicer at any time designated as Servicer under the Receivables Purchase Agreement shall be the Servicer hereunder.

         SECTION 8.2 Rights of the SPV Purchaser; Enforcement Rights.

                  (a) Except as otherwise provided in Section 3.3(e), the SPV Purchaser shall have no obligation to account for, to replace, to substitute or to return any Receivables and Related Rights to any Originator. Except as otherwise provided in Section 3.3(e), the SPV Purchaser shall have no obligation to account for, or to return to any Originator, Collections, or any interest or other finance charge collected pursuant thereto, without regard to whether such Collections and charges are in excess of the Purchase Price for such Receivables and Related Rights.

                  (b) The SPV Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Receivables and Related Rights, and all of the SPV Purchaser's right, title and interest in, to and under this Agreement, on whatever terms the SPV Purchaser shall determine, pursuant to the Receivables Purchase Agreement or otherwise.

                  (c) The SPV Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Receivables and Related Rights and, except as expressly set forth in the Transaction Documents, shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

                  (d) Each of the Originators acknowledges that at any time following the designation of a Servicer (other than Feed) in accordance with the Receivables Purchase Agreement or during the occurrence and continuance of a LOL
Downgrade:

                  (i) the Administrator may direct the Obligors of Receivables to pay all amounts payable under any Receivable be made directly to the Administrator or its designee;

                  (ii) the Administrator may instruct the Originators to give notice to each Obligor of the SPV Purchaser's interest in the Receivables or the interest of the Purchasers under the Receivables Purchase Agreement in Receivables, which notice shall direct that payments with respect to Receivables be made directly to the Administrator or its designee, and, upon such instruction from the Administrator, each of the Originators shall give such notice at its expense; provided, that if any Originator fails to so notify each Obligor, the Administrator may so notify the Obligors; and

                  (iii) the Administrator may request the Originators to, and upon such request each of the Originators shall, (A) assemble all of the documents, instruments and other records deemed by the Administrator in its reasonable discretion to be necessary or desirable to collect the Receivables and the Related Rights (including, without limitation, computer programs (subject to licensing restrictions), tapes and disks), and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Receivables in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

                  (e) Each of the Originators hereby authorizes the SPV Purchaser, and irrevocably appoints the SPV Purchaser as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such Originator, which appointment is coupled with an interest, to take any and all steps in the name of such Originator and on behalf of such Originator necessary or desirable, in the determination of the SPV Purchaser, to collect any and all amounts or portions thereof due under any and all Receivables or Related Rights originated by such Originator, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and Related Rights.

         SECTION 8.3 Responsibilities of the Originators. Anything herein to the contrary notwithstanding:

                  (a) Each of the Originators agrees to deliver (and to immediately notify the Servicer (if not Feed) that it has delivered) directly to the Collection Account or any Lockbox Account (for the SPV Purchaser's account), within two (2) Business Days of receipt thereof or, if a Termination Event shall have occurred and be continuing or the Termination Period shall have commenced, immediately upon receipt thereof, any Collections that it receives, in the form so received, and agrees that all Collections shall be deemed to be received in trust for the SPV Purchaser and shall be maintained and segregated separate and apart from all other funds and moneys of such Originator until delivery of the Collections to the Collection Account or such Lockbox Account;

                  (b) Each of the Originators agrees to instruct (i) all Obligors to cause all Collections to be sent either to a Lockbox that is the subject of a Lockbox Agreement and (ii) each Lockbox Bank or lockbox bank to deposit all Collections directly into a Lockbox Account that is the subject of a Lockbox Agreement.

                  (c) Each of the Originators shall (i) perform all of its obligations hereunder and the Contracts related to the Receivables and Related Rights (and under its agreements with any lockbox banks) to the same extent as if the Receivables and Related Rights had not been sold or contributed hereunder (subject to the terms and conditions of this Agreement and the other Transaction Documents), and the exercise by the SPV Purchaser or its designee or assignee of the SPV Purchaser's rights hereunder or in connection herewith shall not relieve such Originator from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Notwithstanding anything to the contrary in this Agreement, none of the SPV Purchaser, the Administrator or the Purchasers under the Receivables Purchase Agreement shall have any obligation or liability with respect to any Receivable or Related Rights nor shall any of them be obligated to perform any of the obligations of any Originator under any of the foregoing.

         SECTION 8.4 Further Action Evidencing Purchases. Each of the Originators agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action reasonably necessary or advisable, in order to perfect, protect or more fully evidence the purchase of the Receivables and the Related Rights by the SPV Purchaser hereunder, or to enable the SPV Purchaser to exercise or enforce any of its rights hereunder or under any other Transaction Document. Each of the Originators further agrees from time to time, at its expense, promptly to take all action that the SPV Purchaser, the Servicer or the Administrator may reasonably request in order to perfect, protect or more fully evidence such purchase of the Receivables and the Related Rights or to enable the SPV Purchaser or the Purchasers (as assignees of the SPV Purchaser) or the Administrator to exercise or enforce any of its or their respective rights hereunder or under any other Transaction Document in respect of the Receivables and the Related Rights. Without limiting the generality of the foregoing each of the Originators will, upon the request of the Administrator or its designee:

                  (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as the SPV Purchaser or the Administrator may reasonably determine to be necessary or appropriate; and

                  (b) to the extent reasonably practicable, mark the master data processing records evidencing the Receivables and, if requested by the SPV Purchaser or the Administrator, legend the related Contracts, to reflect the sale of the Receivables and Related Rights pursuant to this Agreement and the Receivables Purchase Agreement.

         Each of the Originators hereby authorizes the SPV Purchaser or its designee or assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights of such Originator, in each case, whether now existing or hereafter generated. If an Originator fails to perform any of its agreements or obligations under this Agreement, the SPV Purchaser or its designee or assignee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the SPV Purchaser or its designee or assignee incurred in connection therewith shall be payable by such Originator under Section 7.1.


                            ARTICLE IX: MISCELLANEOUS

         SECTION 9.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any Originator therefrom shall be effective unless in a writing signed by the SPV Purchaser, and consented to in writing by the Administrator (acting at the request of the Required Purchasers), and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the SPV Purchaser or the Administrator to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 9.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise expressly stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Schedule
9.2 hereto or at such other address or Telex or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, two (2) Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one (1) Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         SECTION 9.3 Acknowledgment and Consent.

                  (a) Each of the Originators acknowledges that, contemporaneously herewith or at any time hereafter, the SPV Purchaser is assigning or will assign to the Administrator, for the benefit of the Purchasers, pursuant to the Receivables Purchase Agreement, one or more undivided interests in all of the SPV Purchaser's rights, title and interest in, to and under the Receivables and Related Rights, and all of the SPV Purchaser's right, title and interest in, to and under this Agreement, it being understood that such assignment shall not relieve any party hereto from (or require the Purchasers or the Administrator to undertake) the performance of any term, covenant or agreement on the part of any Originator to be performed or observed under or in connection with this Agreement. Each of the Originators hereby consents to such assignments, including, without limitation, the assignment by the SPV Purchaser of (i) the right of the SPV Purchaser, at any time, to enforce this Agreement against such Originator, (ii) the right to appoint a successor to the Servicer as set forth in the Receivables Purchase Agreement, (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of such Originator hereunder or thereunder to the same extent as the SPV Purchaser may do, and all of the SPV Purchaser's rights, remedies, powers and privileges, and all claims of the SPV Purchaser against such Originator, under or with respect to this Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity). Each of the parties hereto acknowledges and agrees that the Purchasers, the Administrator and the other Indemnified Parties are third party beneficiaries of the rights of the SPV Purchaser arising hereunder and under the other Transaction Documents to which any Originator is a party.

                  (b) Each of the Originators hereby agrees to execute all agreements, instruments and documents, and to take all other action, that the SPV Purchaser or the Administrator determines is necessary or reasonably desirable to evidence its consent described in Section 9.3(a).

                  (c) Each of the Originators hereby acknowledges that its obligations to the Purchasers and the Administrator as assignees of the SPV Purchaser are and shall be, to the extent permitted by Applicable Law or not prohibited by any order of any court or administrative or regulatory authority, absolute and unconditional under any and all circumstances and shall be unaffected by any claims, offsets or other defenses such Originator may have against the SPV Purchaser, and such Originator agrees that it shall not assert or interpose any such claims, offsets or defenses as a defense to its performance of its obligations under the Transaction Documents to which it is a party.

         SECTION 9.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the SPV Purchaser, each Originator and their respective successors and permitted assigns. No Originator may assign its rights hereunder or any interest herein without the prior written consent of the SPV Purchaser, or the Administrator acting at the request of the Purchasers; except as described in Section 9.3, the SPV Purchaser may not assign its rights hereunder or any interest herein without the prior written consent of each Originator, or the Administrator acting at the request of the Purchasers. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Sale Termination Date on which each Originator has received indefeasible payment in full for all of its Receivables and Related Rights conveyed pursuant to Section 1.1 hereof and has paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to
Article V shall be continuing and shall survive any termination of this Agreement.

         SECTION 9.5 Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Article VII, each Originator, jointly and severally, agree to pay, within three (3) Business Days after demand, all costs and expenses in connection with the preparation, execution, delivery and administration (including, without limitation, but subject to the proviso to Section 6.1(c), periodic auditing of Receivables) of this Agreement and the other Transaction Documents, and any amendment, modification or waiver of or consent to any of the foregoing, including, without limitation, attorneys' fees for the Administrator, the SPV Purchaser and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the SPV Purchaser and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all costs and expenses, if any (including, without limitation, reasonable attorneys' fees (including the allocated fees of in-house counsel)), of the Administrator, the SPV Purchaser and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

         SECTION 9.6 No Proceedings; Limitation on Payments. Each of the Originators hereby agrees that it will not, and will not permit any of its affiliates to, institute against, or join or encourage or support any other Person in instituting against, the SPV Purchaser or any Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all outstanding Capital under the Receivables Purchase Agreement has been paid in full. The foregoing shall not limit any Originator's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than an Originator.

         SECTION 9.7 GOVERNING LAW AND JURISDICTION.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF COLORADO OR ANY UNITED STATES FEDERAL COURT SITTING IN COLORADO, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY COLORADO LAW.

         SECTION 9.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 9.9 Survival of Termination. The provisions of Section 1.4,
Article VII, Section 9.3, Section 9.5, Section 9.6, Section 9.7, Section 9.10,
Section 9.15 and this Section 9.9 shall survive any termination of this Agreement.

         SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF

THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         SECTION 9.11 Entire Agreement. This Agreement and the other Transaction Documents embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. The Exhibits, Schedules and Appendices to this Agreement shall be deemed incorporated by reference into this Agreement as if set forth herein.

         SECTION 9.12 Headings. The captions and headings of this Agreement and in any Exhibit, Schedule or Appendix hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

         SECTION 9.13 Subordination of Obligations of SPV Purchaser. Each of the SPV Purchaser and the Originators covenants and agrees that the payment of all Junior Liabilities and the exercise of any right or remedy in respect thereof are hereby expressly and fully subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this Section:

                  (a) No payment or other distribution of the SPV Purchaser's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of the Junior Liabilities except to the extent such payment or other distribution is permitted under the Receivables Purchase Agreement or Section 3.1(a)(i) and 3.2(a) of this Agreement;

                  (b) (i) In the event of any Event of Bankruptcy involving the SPV Purchaser, and (ii) on and after the occurrence of the Sale Termination Date, the Senior Interests shall first be indefeasibly paid and performed in full and in cash before any Originator shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities owing to it. In order to implement the foregoing: (A) all payments and distributions of any kind or character after the Event of Bankruptcy or Sale Termination Date in respect of the Junior Liabilities to which any Originator would be entitled except for this subsection 9.13(b) shall be made directly to the Administrator (for the benefit of the Senior Interest Holders); and (B) each of the Originators hereby irrevocably agrees that the Administrator, in the name of any Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceeding with respect to any and all claims of such Originator relating to the Junior Liabilities owing to it, in each case until the Senior Interests shall have been indefeasibly paid and performed in full and in cash.

                  (c) In the event that any of the Originators receives any payment or other distribution of any kind or character from the SPV Purchaser or from any other source whatsoever, in respect of the Junior Liabilities owing to it, other than as expressly permitted by the terms of this Agreement and the Receivables Purchase Agreement, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by such Originator to the Administrator (for the benefit of the Senior Interest Holders) forthwith until the Senior Interests have been indefeasibly paid in full and in cash. All payments and distributions received by the Administrator pursuant to this Section 9.13 in respect of the Junior Liabilities, to the extent received in or converted into cash, may be applied by the Administrator (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including, without limitation, reasonable attorneys' fees and other legal expenses) paid or incurred by the Administrator or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between such Originator and the Senior Interest Holders, be applied by the Administrator toward the payment of the Senior Interests in a manner determined by the Administrator to be in accordance with the Receivables Purchase Agreement; but as between the SPV Purchaser and its creditors other than the Originators, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.

                  (d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Originators, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in the Subordination Provisions or elsewhere in this Agreement is intended to or shall impair, as between the SPV Purchaser and the Originators, the SPV Purchaser's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Originators and creditors of the SPV Purchaser (other than the Senior Interest Holders).

                  (e) None of the Originators shall, until the Senior Interests have been finally and indefeasibly paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the SPV Purchaser, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, the Junior Liabilities, or any rights in respect thereof or (ii) convert the Junior Liabilities into an equity interest in the SPV Purchaser, unless, in the case of each of clauses (i) and (ii) above, such Originator shall have received the prior written consent of the Administrator in each instance.

                  (f) None of the Originators shall, without the advance written consent of the Administrator, commence, or join with any other Person in commencing, any proceedings related to an Event of Bankruptcy with respect to the SPV Purchaser until at least one year and one day shall have passed since the Senior Interests shall have been finally and indefeasibly paid and performed in full and in cash.

                  (g) If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Event of Bankruptcy or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

                  (h) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to any of Originators, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other Obligor or Obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, extend or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

                  (i) Each of the Originators hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.

                  (j) These Subordination Provisions constitute a continuing offer from the SPV Purchaser to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.

         SECTION 9.14 CoBank and Affiliates. Each of the Originators hereby acknowledges and agrees that CoBank and any of its Affiliates may generally engage in any kind of business with any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Originator or any Obligor or any of their respective Affiliates, all as if CoBank were not the Administrator under the Receivables Purchase Agreement.

SECTION 9.15 Confidentiality of Program Information.

                  (a) Confidential Information. Each party hereto acknowledges that CoBank regards the structure of the transactions contemplated by the Receivables Purchase Agreement to be proprietary, and each such party severally agrees that:

                  (i) it will not disclose without the prior consent of CoBank or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 9.15), (A) any information regarding the pricing in, or copies of, the Receivables Purchase Agreement or any transaction contemplated hereby,
         (B) any information regarding the organization, business or operations of the Purchasers generally or the services performed by the Administrator for Purchaser, or (C) any information which is furnished by CoBank to such party and which is designated by CoBank to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program
         Information: (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party,
         (III) in order to comply with Applicable Law, including, without limitation, by filing the Transaction Documents with the Securities and Exchange Commission (provided that none of the SPV Purchaser or any Originator shall file the Fee Letter, or, if required by Applicable Law to file the Fee Letter, the SPV Purchaser or such Originator, as the case may be, shall request confidential treatment therefor) or (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information;

                  (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                  (iii) it will, upon demand, return (and cause each of its representatives to return) to CoBank, all documents or other written material (other than documents executed by such party) received from CoBank, as the case may be, in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

                  (b) Availability of Confidential Information. This Section
9.15 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than CoBank or were known to such party on a nonconfidential basis prior to its disclosure by CoBank.

                  (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will, to the extent that it may legally do so,

                  (i) provide CoBank with prompt written notice so that CoBank may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 9.15; and

                  (ii) unless CoBank waives compliance by such party with the provisions of this Section 9.15, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 9.15.

In the event that such protective order or other remedy is not obtained, or CoBank waives compliance with the provisions of this Section 9.15, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          LAND O'LAKES, INC. as Originator


                                          By: /s/ Daniel Knutson
                                             -----------------------------------
                                          Name:   Daniel Knutson
                                               ---------------------------------
                                          Title:  Chief Financial Officer
                                                --------------------------------


                                          LAND O'LAKES FARMLAND FEED LLC,
                                          as Originator and as initial Servicer

                                          By: /s/ Daniel Knutson
                                             -----------------------------------
                                          Name:   Daniel Knutson
                                               ---------------------------------
                                          Title:  Chief Financial Officer
                                                --------------------------------



                                          PURINA MILLS, LLC, as Originator


                                          By: /s/ Daniel Knutson
                                             -----------------------------------
                                          Name:   Daniel Knutson
                                               ---------------------------------
                                          Title:  Chief Financial Officer
                                                --------------------------------


                                          LOL Farmland Feed SPV, LLC, as SPV
                                          Purchaser


                                          By: /s/ Daniel Knutson
                                             -----------------------------------
                                          Name:   Daniel Knutson
                                               ---------------------------------
                                          Title:  Chief Financial Officer
                                                --------------------------------

                                APPENDIX A (P&S)

                                   DEFINITIONS

         This is Appendix A (P&S) to the Purchase and Sale Agreement dated as of December 18, 2001, by and between Land O'Lakes, Inc., a Minnesota cooperative corporation ("LOL"), Land O'Lakes Farmland Feed LLC, a Delaware limited liability company ("Feed"), and Purina Mills, LLC, a Delaware limited liability company ("Purina," and collectively with LOL and Feed, the "Originators"), as Originators, Land O'Lakes Farmland Feed LLC, as initial Servicer, and LOL Farmland Feed SPV, LLC, a Delaware limited liability company, as purchaser. Unless otherwise defined herein or the context otherwise requires, certain terms and interpretative rules that are used throughout this Agreement (including the Exhibits hereto) are defined in Appendix A to the Receivables Purchase Agreement, dated as of even date herewith, by and among the SPV Purchaser, as Originator, Feed, as initial Servicer, CoBank, ACB, a federally chartered instrumentality of the United States ("CoBank"), and the other Purchasers (as defined therein) party thereto, and CoBank, as Administrator (as the same may be amended, modified or supplemented from time to time, the "Receivables Purchase Agreement"). Any reference to "this Agreement" or "the Purchase and Sale Agreement," including any such reference in any Exhibit, Schedule or Appendix hereto, shall mean this Agreement in its entirety, including the Exhibits, Schedules and Appendices and other attachments hereto, as amended, modified or supplemented from time to time in accordance with the terms hereof.

         "Available Funds" shall have the meaning assigned to such term in
Section 3.2(a)(i) hereof.

         "Contributed Receivables" shall have the meaning assigned to such term in Section 1.1(b) hereof.

         "Cost Discount" shall have the meaning assigned to such term in Section
2.1 hereof.

         "Cost Rate" shall have the meaning assigned to such term in Section 2.1 hereof.

         "Deemed Collection" means amounts payable by an Originator pursuant to
Section 3.3 hereof.

         "Fair Market Value Discount Factor" shall have the meaning assigned to such term in Section 2.1(c) hereof.

         "Final Maturity Date" means the first Business Day that falls one (1) year and one (1) day after the later of (a) the Sale Termination Date and (b) the Final Payout Date.

         "Ineligible Receivable" shall have the meaning assigned to such term in
Section 3.3(b) hereof.

         "Initial Contributed Receivables" shall have the meaning assigned to such term in Section 1.1(b) hereof.

         "Initial Cut-Off Date" means the second (2nd) Business Day immediately preceding the Initial Purchase Date.

         "Junior Liabilities" means all obligations of the SPV Purchaser to the Originators under the SPV Purchaser Notes or under this Agreement and the other Transaction Documents, except for the obligation to pay the Purchase Price pursuant to Section 3.1(a)(i) and 3.2(a)(i) and the Servicer's Fee.

         "Loss Discount" shall have the meaning assigned to such term in Section
2.1 hereof.

         "Originator Material Adverse Effect" means, with respect to any event or circumstance:

         (i) an effect on the assets, business, financial condition or operations of any Originator and its Subsidiaries, taken as a whole, which could reasonably be expected to have a material adverse effect on the creditworthiness of any Originator;

         (ii) a material adverse effect on the ability of any Originator to perform any obligations under this Agreement or any other Transaction Document to which any Originator is a party;

         (iii) a material adverse effect on the validity or enforceability as against any Originator of this Agreement or any other Transaction Document to which any Originator is a party;

         (iv) a material adverse effect on the status, existence, perfection, priority or enforceability of the SPV Purchaser's interest in the Receivables Pool and the Related Rights; or

         (v) a material adverse effect on the validity, enforceability or collectibility of a material portion of the Receivables Pool.

         "Payment Day" means (i) the date hereof and (ii) each Business Day thereafter that an Originator is open for business.

         "Purchase Price" shall have the meaning assigned to such term in
Section 2.1(c) hereof.

         "Purchase Report" shall have the meaning assigned to such term in
Section 2.1(a) hereof.

         "Purchaser" shall have the meaning assigned to such term in paragraph 4 of the Recitals.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of the date hereof among the SPV Purchaser, as seller, Feed, as initial Servicer, the Purchasers and the Administrator.

         "Related Rights" shall have the meaning assigned to such term in
Section 1.1(a) hereof.

         "Sale Indemnified Amounts" shall have the meaning assigned to such term in Section 7.1 hereof.

         "Sale Indemnified Party" shall have the meaning assigned to such term in Section 7.1 hereof.

         "Sale Termination Date" shall be the earliest of (i) an Event of Bankruptcy involving the Purchaser or (ii) the Termination Date under the Receivables Purchase Agreement.

         "Senior Interests" means (a) the undivided percentage ownership interests acquired by the Administrator for the benefit of the Purchasers pursuant to the Receivables Purchase Agreement, (b) all obligations of the SPV Purchaser to the Senior Interest Holders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Maturity Date, (c) any and all Yield, interest, fees, costs or other amounts in connection with of the foregoing, including, without limitation, accruing or incurred and payable (even if actual payment is prevented by operation of law or any claim therefor is not allowed or allowable in the related case or proceeding) after the occurrence of an Event of Bankruptcy.

         "Senior Interest Holders" means, collectively, the Purchasers, the Administrator and the other Indemnified Parties.

         "SPV Purchaser Note(s)" shall have the meaning assigned to such term in
Section 3.1(a).

         "Subordination Provisions" means, collectively, clauses (a) through
(j), inclusive, of Section 9.13.

         "Transaction Documents" means this Agreement, the Lockbox Agreements and any Credit and Collection Policy.

         "Yield Rate Percentage" shall be equal to a fraction (expressed as a percentage) (x) the numerator of which is the sum of the products obtained by multiplying (A) each Earned Discount Rate applicable to any portion of the Asset Interest as of the first day of such Settlement Period, times (B) the amount of the Capital (or portion thereof) to which such Yield Rate applied on such first day, and (y) the denominator of which is the Capital on such first day.

                                                                    Schedule 6.2

                              List of Lockbox Banks

Bank                                Address                   Account
----                                -------                   -------
Wells Fargo & Company               Minneapolis, MN           #2391446909
                                                              (SPV Purchaser)

Wells Fargo & Company               Minneapolis, MN           #2391445901
                                                              (SPV Purchaser)

Wells Fargo & Company               Minneapolis, MN           #2391454580
                                                              (SPV Purchaser)

Bank One                            Chicago, IL               #5816173
                                                              (SPV Purchaser)

US Bank                             Denver, CO                #194311040214
                                                              (SPV Purchaser)

Firstar                             St. Louis, MO             #4346850136
                                                              (SPV Purchaser)

The Chase Manhattan Bank            Houston, TX               #00101434059
                                                              (SPV Purchaser)

                                                                    Schedule 9.2

                                    Addresses

                           Land O'Lakes, Inc.
                           P.O. Box 64101
                           St. Paul, MN  55164-0101
                           Attention:  Dawn Juntilla, MS 2500
                           Telephone:  (651) 481-2829
                           Facsimile:  (651) 481-2832


                           Land O'Lakes Farmland Feed LLC
                           1275 Red Fox Road
                           Arden Hills, MN  55112
                           Attention:  Mike Doyle
                           Telephone:  (651) 634-8171
                           Facsimile:  (651) 634-8150


                           Purina Mills, LLC
                           1275 Red Fox Road
                           Arden Hills, MN  55112
                           Attention:  Mike Doyle
                           Telephone:  (651) 634-8171
                           Facsimile:  (651) 634-8150


                           LOL Farmland Feed SPV, LLC
                           1275 Red Fox Road, Suite 207
                           Arden Hills, MN  55112
                           Attention:  Mike Doyle
                           Telephone:  (651) 634-8171
                           Facsimile:  (651) 634-8150

                           With a copy to:

                           Land O'Lakes, Inc.
                           P.O. Box 64101
                           St. Paul, MN  55164-0101
                           Attention:  Peter Simonse
                           Telephone:  (651) 481-2092
                           Facsimile:  (651) 481-2288


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                                      -2-


                                    Exhibit A

                             Form of Purchase Report


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                                      -3-



                                    Exhibit B

                           Form of SPV Purchaser Note


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                                      -4-




                                    Exhibit C

       Corporate Separateness Assumptions, Statements and Representations

                                   True Sale:

                  1. The Originators and the SPV Purchaser. LOL is a Minnesota cooperative corporation and each of Farmland Feed, Purina and the SPV Purchaser is a Delaware limited liability company. Each of the Originators is engaged in the business of selling animal feed and related products and services and the business of selling swine and swine related services. LOL is engaged in the business of selling crop seed and related services. In connection with their respective businesses, the Originators are engaged in the business of originating, selling, financing and servicing receivables. The SPV Purchaser is in the business of purchasing Receivables and selling undivided interests in the purchased Receivables.

                  2. The Receivables. Prior to the transfer of any Receivables to the SPV Purchaser, each of the Originators will have originated or acquired the Receivables free and clear of any liens, claims or encumbrances other than a lien in favor of CoBank, which will be released as to the Receivables prior to their transfer to the SPV Purchaser. The Transaction Documents correctly describe the Receivables.

                  3. Sale and Purchase or Contribution of the Receivables. Pursuant to the Purchase Agreement, on the Initial Purchase Date each Originator will transfer to the SPV Purchaser all of its right, title and interest in the Receivables existing on the Initial Cut-Off Date (other than the Initial Contributed Receivables). On each subsequent Purchase Date, the Purchase Agreement provides that each Originator will transfer all its right, title and interest in each Receivable originated by such Originator in the ordinary course of its business immediately upon origination thereof, except that Receivables generated from the Initial Cut-Off Date through the Initial Purchase Date will be transferred on the day immediately following the Initial Purchase Date. The Originators may suspend transfers of Receivables to the SPV Purchaser in circumstances where the Servicer would be precluded from making a Reinvestment under the RPA.

                  4. Payment of Purchase Price. In consideration for the transfer of the Receivables (other than Contributed Receivables), on each Payment Date, the SPV Purchaser will pay to each Originator, in immediately available funds, the Purchase Price for the Receivables transferred by it (other than the Contributed Receivables). The Purchase



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                                      -5-


Price represents the fair market value for the Receivables (other than the Contributed Receivables).

                  5. SPV Purchaser Notes. The SPV Purchaser will apply Available Funds remaining on any Business Day after payment of the Purchase Price for Receivables to pay principal and accrued interest on the SPV Purchaser Notes. The Originators and the SPV Purchaser believe, based on historical default rates with respect to the Originators' receivables similar to the Receivables, that the Available Funds will be sufficient to pay all interest and principal on the SPV Purchaser Notes. The Originators' businesses are seasonal in nature in that Sales (and therefore the origination of Receivables) are often concentrated in one part of the calendar year. The Originators believe that over the course of any one-year period, increases to the SPV Purchaser Notes will be at least equal to reductions of the principal amounts of the SPV Purchaser Notes.

                  6. Intent of the Parties; Treatment of the Transaction. The Purchase Agreement provides, and it is the intent of each of the Originators and the SPV Purchaser, that the transfers of the Receivables from each Originator to the SPV Purchaser constitute absolute and irrevocable true sales of such Receivables from such Originator to the SPV Purchaser (or in the case of Contributed Receivables, conveyances in the form of capital contributions from Farmland Feed to the SPV Purchaser). Each of the Originators and the SPV Purchaser will treat the transfers of the Receivables as sales of the Receivables by such Originator and purchases of the Receivables by the SPV Purchaser (or, in the case of Contributed Receivables, as capital contributions) for all purposes under generally accepted accounting principles ("GAAP").

                  7. Complete, Irrevocable Transfer. Except as described below with respect to permitted modifications to a Receivable that may be agreed to by Farmland Feed in its capacity as Servicer (or Purina or Corporate Credit in their respective capacities as Sub-Servicer), each of the Originators will transfer all control and title over the Receivables to the SPV Purchaser.

                  8. No Recourse. The transfer of the Receivables to the SPV Purchaser is without recourse to the applicable Originator with respect to the collectibility of the Receivables.

                  9. Identification of Receivables as Being Owned by the SPV Purchaser. As of the purchase date for each Receivable, the records of each Originator and the SPV Purchaser will be clearly and unambiguously marked to show that the Receivables are owned by the SPV Purchaser.

                  10. Disclosure of the Transaction. The financial statements of the Originators and the SPV Purchaser will disclose the effects of the Transaction as a sale (or capital contribution, as applicable) in accordance with GAAP.

                  11. Fairness of Transaction. The management of each of the Originators and the SPV Purchaser have each determined that the ownership of the SPV Purchaser by Farmland Feed, the limited purposes of the SPV Purchaser and the transfer of the Receivables from such Originator to the SPV Purchaser pursuant to the Purchase Agreement are in the best interests of such Originator and the SPV Purchaser.

                  12. Collectibility of Receivables. None of the Originators will make any representations or warranties to the SPV Purchaser or its assigns as to the collectibility of the Receivables, the solvency of the Obligors or any guarantors, endorsers, co-makers or assuming parties on the Receivables, except for those representations and warranties set forth in Sections 5.1(i) and 5.1(t) of the Purchase Agreement as to compliance with the Credit and Collection Policies and status as Eligible Receivables of Receivables identified on a Purchase Report as such by the related Originator.

                  13. No Right to Surplus, Repurchase or Retransfer. Under the terms of the Purchase Agreement, the Originators do not have the right to receive any proceeds allocable to any Receivable other than the Purchase Price. The Originators have no right or obligation to repurchase from the SPV Purchaser, nor does the SPV Purchaser have any obligation to retransfer to any Originator, any Receivable transferred to the SPV Purchaser (except as required by Section 3.3(b) of the Purchase Agreement if an Originator breaches certain representations and warranties to the SPV Purchaser with respect to the Receivables).

                  14. Notice to Creditors and Potential Bona Fide Purchasers. Each of the Originators will report on its financial records the transfer of the Receivables made by it as a sale (or in the case of Farmland Feed, a sale or capital contribution) under GAAP. Any GAAP financial statements, to the extent prepared on a consolidated basis for an Originator and its consolidated subsidiaries, will be appropriately footnoted or will otherwise disclose that the Receivables have been sold (or contributed) to the SPV Purchaser. For purposes of GAAP, the financial records of the SPV Purchaser will report the Transaction as the purchase (or addition to capital) of Receivables from the Originators. The computer records of each of the Originators storing essential information on the Receivables and similar assets of such Originator will be appropriately coded to reflect a sale (or capital contribution) of the Receivables to the SPV Purchaser. In addition, if a third party, including a potential buyer of the Receivables, inquires, each Originator will promptly indicate that the Receivables have been sold to the SPV Purchaser, and no Originator will claim any ownership interest in the Receivables.

                  15. No Post-Sale Adjustment. No provision exists in the Purchase Agreement (except with respect to Receivables that are subject to a reduction or adjustment as a result of Dilution and the obligation to repurchase Ineligible Receivables) for any modification of the Purchase Price after the applicable Purchase Date with respect to a given Receivable.

                  16. No Recourse for Defaults. No Originator has guaranteed to the SPV Purchaser or any assignee of or purchaser from to the SPV Purchaser, the payment of any Receivable pursuant to the terms of the Purchase Agreement or any other agreement. No Originator is obligated to repurchase from the SPV Purchaser any Receivable in default, unless such default is attributable to a breach of its representations and warranties with respect to such Receivable under the Purchase Agreement.

                  17. Servicing of Receivables. The Servicer's Fee that Farmland Feed will receive for servicing the Receivables is fair market compensation for Farmland Feed's duties and obligations as Servicer. The fees that will be paid to Corporate Credit and Purina as Sub-Servicers are fair market compensation for their respective duties as Sub-Servicers. If a Servicer Transfer Event occurs, the Administrator may terminate Farmland Feed as Servicer and replace Farmland Feed with a successor Servicer and also terminate Corporate Credit and Purina as Sub-Servicers. The ability on the part of Farmland Feed, Corporate Credit or Purina, as applicable, to extend the time for payment of any Defaulted Receivable in accordance with the applicable Credit and Collection Policies and
Section 8.2(c) of the RPA, and adjust the Unpaid Balance of any Receivable to reflect the reductions and cancellations in Section 3.2(a) for Dilution or breach of representations and certain warranties is consistent with the delegation to a third party servicer for consideration of the day-to-day administration of receivables that are not owned by such third party.

                  18. Reliance of the SPV Purchaser and the Purchasers. Each of the SPV Purchaser and the Purchasers have relied on the nature of the transfers of the Receivables from the Originators to the SPV Purchaser as "true sales" (or capital contributions) in entering into and performing their obligations under the Transaction Documents.

                           Substantive Consolidation:

         1. Organization. LOL is a Minnesota cooperative corporation and each of Farmland Feed, Purina and the SPV Purchaser is a Delaware limited liability company. LOL maintains good standing under the laws of the State of Minnesota and Feed, Purina and the SPV Purchaser maintain good standing under the laws of the State of Delaware.

         2. Procedures Observed. The SPV Purchaser observes and shall observe all company procedures required by the Certificate of Organization, its limited liability company agreement and the limited liability company law of the State of Delaware. All distributions of the SPV Purchaser will be paid and declared in accordance with the law of the State of Delaware.

         3. Management. The business and affairs of the SPV Purchaser are and will be managed by or under the direction of the Board of Managers. The SPV Purchaser at all times ensures and will ensure that the Board of Managers duly authorizes all company actions requiring authorization by its Board of Managers. When necessary, the SPV Purchaser obtains and will obtain proper authorization from Farmland Feed as its sole member for company action. The officers and managers of the SPV Purchaser shall make decisions with respect to the business and daily operations of the SPV Purchaser independent of and not dictated by Farmland Feed, LOL or Purina (each an "LOL Company" and collectively, the "LOL Companies." In addition, the SPV Purchaser's officers and managers will adhere to all statutes, rules, by-laws or other obligations regarding conflicts of interest and participation in decision-making by officers and managers who may have a conflict of interest with respect to the subject matter of the decision.

         4. Independent Managers. As required by the Certificate of Organization, the Board of Managers includes and will include at least one "Independent Manager" (as that term is defined in the Certificate of Organization).

         5. Records. The SPV Purchaser maintains and will maintain separate corporate records, documents and books of accounting from those of Feed, any other LOL Company or any other entity, and keeps and will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its members and the Board of Managers.

         6. Offices. The SPV Purchaser will pay fair market rent for any office space shared with an Originator and a fair share of any overhead costs. The SPV Purchaser has an address and telephone number separate and distinct from the address and telephone number of any of the LOL Companies.

         7. Identifiable Assets. The SPV Purchaser's assets will not be commingled with those of any LOL Company, and the SPV Purchaser maintains and shall maintain separate bank accounts and books of account from those of the LOL Companies. The separate assets and liabilities of the SPV Purchaser are readily distinguishable from those of the LOL Companies, and the separate assets and liabilities of the SPV Purchaser and the LOL Companies can be quickly and inexpensively identified and ascertained.

         8. Capitalization. On the Initial Purchase Date, Farmland Feed will capitalize the SPV Purchaser with approximately $1,000,000.00 in Initial Contributed Receivables. In addition, pursuant to the Purchase Agreement, from time to time Farmland Feed may designate additional Receivables transfers to the SPV Purchaser as capital contributions. On the date hereof, each of the LOL Companies and the SPV Purchaser is solvent, has adequate capital to carry on its business, and intends to and believes that it will be able to pay its debts as they mature. Neither any LOL Company nor the SPV Purchaser intends to, or believes that it will, engage in any business for which its respective capitalization would not be adequate. None of the transactions described in the Transaction Documents is being entered into with the intent to hinder, defraud or delay any of the creditors of any LOL Company or the SPV Purchaser.

         9. Expenses. The SPV Purchaser shall pay from its own separate assets all material liabilities incurred by it, including the wages and salaries of its officers and all material administrative expenses. The SPV Purchaser will reimburse Farmland Feed or the applicable LOL Company for its allocable portions of any shared expenses.

         10. Conduct. The SPV Purchaser conducts and will continue to conduct its business solely in its own name so as not to mislead others as to the identity of the SPV Purchaser. All oral and written communications, including without limitation letters, invoices, purchase orders, contracts, statements and applications, are made solely in the name of the SPV Purchaser if related to the SPV Purchaser, or an LOL Company if related to such LOL Company, and are not made in the name of the SPV Purchaser if related to an LOL Company or the name of an LOL Company if related to the SPV Purchaser.

         11. Intercompany Claims. None of the LOL Companies has guaranteed any obligations of the SPV Purchaser, and the SPV Purchaser has not guaranteed any obligations of any LOL Company. The SPV Purchaser will not guaranty or assume any obligations of any LOL Company. There is no intercompany debt between the SPV Purchaser and any LOL Company other than the SPV Purchaser Notes and debts incurred in connection with their respective obligations to each other under the Purchase Agreement. The SPV Purchaser will not lend funds or extend credit to any LOL Company other than pursuant to the Purchase Agreement in connection with the purchase of Receivables thereunder.

         12. Reliance by Others. The SPV Purchaser (i) acts and will act solely in its own name and through its duly authorized officers or agents in the conduct of its businesses, (ii) will take no action which may mislead third parties as to the separate corporate identities and separate assets and liabilities of each LOL Company and the SPV Purchaser, and (iii) will have and utilize its own invoices and letterhead separate from any LOL Company. No LOL Company has (a) held itself out as having agreed to pay or become liable for the debts of the SPV Purchaser, (b) operated or purported to operate as an integrated, single economic unit with the SPV Purchaser, or (c) sought or obtained credit from or incurred any obligation to any third party based upon the assets of the SPV Purchaser, and no LOL Company will do any of those things in the future. No LOL Company will identify the SPV Purchaser as a division or department of itself or any other LOL Company.

         13. Disclosure of the Transactions. The SPV Purchaser will maintain separate financial statements from the LOL Companies. However, the LOL Companies, the SPV Purchaser and certain affiliated entities may utilize consolidated financial statements for certain tax and reporting purposes. Any consolidated financial statements of any of the LOL Companies and the SPV Purchaser will disclose, through appropriate footnotes or otherwise, the separate corporate existence of the SPV Purchaser, that the Receivables have been sold or contributed to the SPV Purchaser pursuant to the Purchase Agreement, and the interests of the SPV Purchaser in the Receivables.

         14. Fairness of Transactions. The management of Farmland Feed and the SPV Purchaser have determined that the ownership of the SPV Purchaser by Farmland Feed and the limited purposes of the SPV Purchaser are in the best interests of Farmland Feed and the SPV Purchaser.

         15. Transaction Documents. The SPV Purchaser and each LOL Company will comply with the Transaction Documents in accordance with their respective terms, in all respects material to this opinion, and the Transaction Documents will not be modified in any material way except as provided for therein. The resolutions, agreements and other instruments regarding the transactions contemplated by the Transaction Documents will be continuously maintained as official records of each of the SPV Purchaser and each LOL Company. In addition to, and consistent with the foregoing, neither the SPV Purchaser nor any LOL Company will take any actions that are inconsistent with the terms of, or expectations of the SPV Purchaser's or such LOL Company's creditors with respect to the Transaction Documents or any of the foregoing assumptions.

         16. Reliance of the Purchasers. The Administrator and the Purchasers are relying on the separate credit of the SPV Purchaser in entering into and performing under the terms of the Transaction Documents to which each is a party (except to the extent that any LOL Company has separate obligations under the Transaction Documents) and may be materially harmed by a failure to respect the separate corporate existence of the SPV Purchaser.